Exhibit 99.1

N O V E M B E R 2 0 1 9 INVESTOR DAY

Forward-Looking Statements In this presentation, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, including growth opportunities and growth rates, our financial outlook, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, capital generation, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union (Brexit); shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt; and other factors described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the Securities and Exchange Commission (“SEC”) on March 14, 2019, and in the Company’s other filings with the SEC. The Company undertakes no obligation to update these forward-looking statements other than as required by law. 2

Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net loss, adjusted diluted loss per common share, gross margin (excluding non-recurring charges) and adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measurers as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. 3

1 Introduction 6 International Sourcing / Supply Chain / Operational 2 Strategy Overview 7 Efficiency Go-to-Market / Innovation / Product 3 8 Financial Platform to Drive Growth Development 4 E-commerce / DTC Opportunity 9 Q&A 5 Food Service

Strategy Overview Rob Kay

Lifetime Brands: Who We Are 2 million ft2 Leading durables #1 positions in of warehouse and consumer products Barware manufacturing space company, with focus on Accessories, Bath across United States, home products Scales,* Europe, China and Cutlery,* Kitchen Puerto Rico distribution Tools & Gadgets* Founded in 1945 network #2 position across ~80% owned/controlled Tabletop categories and ~20% licensed and Best-in-class execution private label consumer and operational Award-winning capabilities brands with targeted product design and brand equity development team * Per NPD Group

M&A: Accelerating Growth Through Strategic Expansion Lifetime Brands has grown steadily for more than 70 years 14 TRANSACTIONS 2012 2013 2014 2016 2017 7

Lifetime Brands Today: Largest Non-Electric Housewares Company Filament acquisition made Lifetime Brands the industry leader and strengthened brand portfolio Source: Euromonitor Retail Sales Data for North America CY2018 Housewares industry, including cooking utensils, dishes, tableware, cutlery, drinkware, and other small articles used in a home. 8

Lifetime Brands Investment Highlights Leading global designer, developer and marketer of a broad range of durable consumer products with a focus on the home Leading portfolio Significant Best-in-class More efficient Strong cash flow of strong, opportunities in innovation engine global platform generation to recognizable adjacent durables to strategically drive with scale and enable financial brands with multi- categories for growth and maintain enhanced flexibility channel growth growth above end industry leadership operational opportunities in core market growth rates effectiveness end markets 9

Lifetime’s Strong, Recognized Brands Portfolio of brands with targeted brand equity 10

Licensed Brands & Private Label Provide Additional Growth Stream • Enable retailers to develop their own brands, while minimizing their start-up costs • Support retailers with market analysis, product assortments, promotional and merchandising solutions 11

Stable, Diversified Customer Base Diversified revenue sources and stable end markets result in significant cash flow generation Revenues Channels Brands Categories Total Owned Licensed Private Label Kitchenware Tableware Home Solutions Mass Market Specialty/Independent Warehouse Clubs E-Commerce/TV Off-Price Department Stores Commercial LTB Europe Grocery DTC LTM as of September 30, 2019 12

Lifetime Brands International Footprint Efficient global platform Lifetime Brands Europe Lifetime Brands Canada Lifetime Brands B.V. Sourcing / Supply Chain Equity Stake in Grupo Vasconia Hong Kong Sales Office 13

We Are a Different Company Today Lifetime Brands 2017 Lifetime Brands Today • Industry consolidator Broadened market focus Successful integration of Filament - Acquisition strategy focused on short-term • Pursuing organic growth opportunities acquisition accretion in adjacent categories • ~$12 million in synergies: • Renewed emphasis on digital and E-commerce above target and fully implemented • Sales / transactional approach to products • Major initiatives to expand in commercial food • Reconstituted Board and categories service market and direct international sales • Driving institutional ownership • Extra layers of management, with culture capability and presence driven by traditional sales incentives • Better positioned to weather industry trends and Developing focus on IR and value cycles with significant near-term growth opportunity drivers as public company • Decentralized international operations to • Beginning build professional IR Cash flow return on assets driving management program including establishment of • Higher exposure to macro trends fundamental process Streamlined operations robust research coverage • and management, with • Low growth investment opportunity performance / results linked to incentives • No active public company discourse • Consider income statement and balance sheet implications in day-to-day decisions • Relate operational decisions to strategic goals

Lifetime 2.0: Relaunching an Industry Leader Taking deliberate, decisive actions to create shareholder value LONG-TERM TARGETS • Organic growth through product development and $900+M data-driven marketing in Revenues (vs. $745—$750M expected in 2019) • SKU rationalization to focus on core products and categories $90+M • Entrance into high growth adjacent categories and in Adj. EBITDA(1) within next 5 years markets (vs. $66—$70M expected in 2019) • Leverage economies of scale and operational improvements <3x • Disciplined, accretive M&A leverage ratio (1) Adjusted EBITDA represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. The Company is not providing a quantitative reconciliation with respect to this forward-looking non-GAAP measure in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, the impact of U.S. tariffs, which are out of the Company’s control, and acquisition-related costs depend on the timing and amount of future acquisitions, which cannot be reasonably estimated.

Progress on Lifetime 2.0 Initial Self Report Card Increased revenues 32% and EBITDA 63% Pivoting strategy from sales / transactional to strategic product / marketing data driven Exceeded expected synergies / cost efficiencies from Filament acquisition Analyzing portfolio assets and rationalizing SKU’s Successfully reorganized international business Launched commercial food Achieving better and more cost efficient product service initiative delivery Launched international sales / Offering enhanced service level such as next distribution initiative day drop ship

Building the Core: Investments in Brand Equity • Change focus from transactional to strategic • Drive business through data-driven approach • Portfolio rationalization and prioritization • Focus on core brands and product categories • Invest in brand equity with consumers and retailers • Scale as a competitive advantage - Cost advantage - Marketing advantage - Sales advantage

STAR Strategic • Systematic way for each business unit to develop a unique strategic plan Thinking • Helps identify challenges and opportunities along with plans to maximize sales And • Once executive management signs off, it becomes a blueprint for Results product development

Strategic Brand and Product Approach • Strategic portfolio planning program implementation • New stage-gate product development process • Emphasis on key consumer brands and products in core categories • Focus on core brands and product lines that align with positive consumer and market trends • Effectively allocate human and financial capital • Make better product launch decisions 19

Investments in Brand Building: Traditional Media Trusted brands and innovative products receive over 12 billion annual consumer impressions 20

Investments in Brand Building: Social Media Influencers 150+ category-specific influencers reach over 17 million targeted consumers annually 21

Portfolio / SKU Rationalization Refocusing resources on brands and products that fit our profitable growth strategy Eliminated product offerings that do not provide 7,000+ adequate returns SKUs eliminated Identified non-core assets to divest near-term $30M—$45M Will continue to evaluate portfolio to ensure Expected cash generation from divestiture and alignment with profitable growth SKU rationalization 22

Incremental Growth Opportunities Summary Food Service International Expansion • Entered market in mid 2019 • Presence in over 100 markets currently • Expect to start seeing incremental • Approach each new market with tailored revenue contribution in 2020 plan to best realize the individual opportunity • Target 10% market share in N.A. and - Europe: Introducing country managers E.U. within 5 years - Asia: Targeting Chinese market through Plan to add future category E-commerce • Australia / New Zealand: - Expanding product additions including: offering - Glassware - UK: Expanding through E-commerce, drop-ship and direct-to consumer opportunities - Buffet and hospitality service - Expanded smallwares • Expanding Food Service internationally in 2020 23

Efficient Global Platform to Drive Growth Leverage shared services and economies of scale to provide competitive advantages Sourcing / Supply Chain Distribution U.S. Sales Force • Sourcing products in Far East for • Well invested, state-of- • In-house sales force represents 60 years the-art distribution about 80% of net sales and • Network of several hundred suppliers facilities on East and eliminates use of third party West coasts sales representatives and • Long-term relationships with • Domestic distribution, associated commission expense key vendors direct import and Strong controls on training, • • Three offshore sourcing offices port-of-entry distribution customer relationships and cost • Provide engineering, logistics, capabilities provides • Lifetime’s in-house sales force material safety, QC and QA flexibility for customers enables direct communication • 200+ professionals in Asia with customers and enhanced • Efficient distribution using the profitability latest technologies 24

Efficient Global Platform to Drive Growth Leverage shared services and economies of scale to provide competitive advantages IT E-commerce Creative/Marketing • SAP platform designed to • Enables us to reach • In-house packaging and scale and rapidly integrate consumers directly photography reduces costs and acquisitions through branded, allows us to control product company-owned sites and visual/messaging to consumers • Latest technology provides all major retailers • Social media to communicate deep business insight • 12-person team dedicated directly with consumers and to pure-play e-commerce expand reach to influencers with dedicated fans • Public relations gets our brand exposure in major publications and online outlets 25

Experienced Management Team Right leaders in place to execute Lifetime 2.0 Rob Kay CEO Dan Matthew Tim Sara Cliff Jackie Larry Siegel Canwell Simmone Shindel Siegel Fagan Winoker President, President, LTBE Chief Integration General Counsel Global Supply Human Chief Financial North America Officer Chain Resources Officer Lines of Business Leaders Global Shared Services Leaders 26

Multiple Paths to Value Creation Path to $90+ million in Adj. EBITDA(1) in next five years • Leverage leadership positions and growth opportunities in core markets • Drive end market growth through digital investment opportunities • Opportunity to grow / positioned to win in commercial food service • Opportunity to grow / positioned to win in international markets • Realize benefits of international reorganization • Prudent and accretive M&A opportunities (1) Adjusted EBITDA represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. The Company is not providing a quantitative reconciliation with respect to this forward-looking non-GAAP measure in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, the impact of U.S. tariffs, which are out of the Company’s control, and acquisition-related costs depend on the timing and amount of future acquisitions, which cannot be reasonably estimated.

Go-to-Market / Innovation / Product Development Dan Siegel

Channel Strategy Mass Market Off-Price Department Stores Specialty Stores Warehouse Clubs E-commerce/TV Supermarkets Independent Retailers Commercial DTC Lifetime has Over 7,000 e-commerce sites independent retailers for direct-to-consumer sales. 29

Go-to-Market Strategy • Adaptive approach to fit rapidly changing retail landscape • Shift from transactional to strategic sales focus • Vendor consolidation • Best-in-class sales force • Scale provides competitive advantage • Development of brand equity targeted towards particular retail channels

Mikasa • Largest tabletop brand at Lifetime Brands • Over 200 million annual impressions through social media and public relations • Luxury brand embraced by key retailers

Farberware • Over $200 million of retail sales per year • Leading brand in kitchen tools & gadgets and cutlery • 89% consumer brand recognition • Better brand with key distribution and excellent retail sell-through

Built • 49% CAGR since 2015 • Gaining significant market share in bottles, bentos and bags • #1 social media lifestyle brand for company; 60+ influencer partners

Taylor • #1 market share in measurement* - Gap between #1 and #2 is vast • High-margin, high-performing category for retailers • Known for innovation in precision measurement. Most technology comes from food service and moves into consumer * NPD Group

Instant Pot • Best selling small appliance • Huge need in market for accessories to work with Instant Pots • Lifetime is the only official Instant Pot accessory licensee • Capitalized on the trend and brought to market 50 items that work specifically with the appliance • All sales are completely incremental

AllRecipes • Connecting digital to brick and mortar • Over 40 million Americans visit AllRecipes.com monthly • Displacing competition with a fresh new concept that will excite and enhance the Kroger guest

Scott Living • Identified the popularity of Scott Brothers and potential for retail • Added meaningful brand to what has traditionally been an unbranded category • Created a big concept and launched with Kohl’s • Quote from Doug Howe, CMO Kohl’s, “The addition of Scott Living reinforces our continued strategy to drive a constant pipeline of relevant new brands.”

Industry Leading Design & Engineering Largest In-House Design Team in Industry Creates Competitive Advantage • Scalable model with strong senior leadership in key design centers • 150 designers and engineers • Unique skill set across multiple locations (Garden City, NY; Oakbrook, IL; Seattle, WA; Medford, MA) • Fully integrated with Asia

State-of-the-Art Technology and Capabilities • 15 3D printers, 3D scanners, Niton XRF analyzers, CDC reductive machine • Failure Mode and Effects Analysis predicts when a product will fail • Full model shop 39

Levels of Innovation Understanding how project fits into these levels is key to: • Setting realistic expectations • Never disappointing the customer • Giving consumers a five-star experience 40

Levels of Innovation: Level 1 Continuous, incremental improvements to existing products • Case Study: Farberware Can Opener • Interior updates to improve performance • Updated colors to appeal to consumers

Levels of Innovation: Level 2 Adding products to existing lines of products • Case Study: KitchenAid Dish Rack • Added new features to expand product line and category 42

Levels of Innovation: Level 3 Creating new lines of products and/or categories • Case Study: Instant Pot • Created new line from scratch 43

Levels of Innovation: Level 4 Developing products that are new to the world • Case Study: Built Bottle • Patented technology with new slide lock 44

Open Innovation • Connection with thousands of individual inventors - Example: Full-time consultant who is prior president of United Inventors Association • Ability to tap into 300+ million people 45

Capitalizing on Industry Trends Market research Retail landscape Trade shows Surface design By partnering with global trend Consistent shopping allows us to We attend trade shows year- We are able to showcase service groups we are able to keep a pulse on the market, round, from international hubs to surface artwork from concept hone in on macro trends and understanding both in-store and regional craft fairs. The findings through commercialization. report down to the micro level for online experience and are reported back to product Material, color and pattern is product development. innovation. divisions. developed by brand and fine tuned for each account and target cost. 46

Color, Materials & Finish (CMF) • Focuses on differentiating our products through color design, pattern design, and custom illustration • Driven by trend and materials research that is conducted throughout the world • Presented to our customers via mood boards and presentations tailored to their needs • Able to create products that are new to customers and consumers with limited tooling, industrial design and engineering investment • Existing products are also given a longer shelf-life by keeping them seasonal and trend-relevant through CMF 47

Research and Data- Driven Approach • Competitive advantage vs. smaller players • Significant spend on point-of-sale information • Fact-based selling versus anecdotal information • Larger retailers rely on this data and expect it; category advisor to Walmart • Shared costs for acquired companies within the same classifications (e.g. hydration) 48

Showrooms Provide Competitive Advantage Showrooms SWOT Room • 42,000 ft2 main showroom in Garden City, NY • Gives retailers one-stop shop • NYC tabletop showroom is epicenter of tabletop • Shows actual plan-o-grams and competitive gaps • Additional showrooms in Medford and Seattle 49

E-Commerce / DTC Opportunity Dan Siegel

E-Commerce Three Distinct Categories Pure Play Omni Channel Direct to Consumer & 51

Pure Play • Strategic commitment 14% to grow internally and of Lifetime’s sales with Amazon and Wayfair 28.8% Amazon 3 year CAGR • Key relationships at top level 22.3% • SVS advantage Wayfair 3 year CAGR • Prime certified

Amazon Overview 1P & 3P Year-over-year sales • Estimated 27% increase from 2018 to 2019 New team structure • SVP Sales takes over 1P/3P/advertising • SVP Marketing takes over content and analysis • Scalable team can layer on additional business

Amazon: Current Strategic Initiatives • Focus (hero) item program to enhance conversions; 10,000 active SKUs 2.9X to 4.0X • Constantly updating Increased ROAS content utilizing enriched photography and most 65% to 82% relevant key words in product descriptions Fill Rate Improvement • Utilize Pacvue to manage and optimize advertising 54

Amazon A+ Pages 55

Omni Channel Highly focused on developing best-in-class copy and service to our traditional customers to support e-commerce sites Drop ship to: 56

Omni Channel 56.4% Omni channel is experiencing significant Costco.com YOY growth rate growth Brands and items as a 10.1% path to brick and mortar Walmart.com YOY growth rate stores 57

Direct to Consumer 3.6% Of Lifetime’s sales ($25+ million) 58

Direct to Consumer

- Investment in moving sites to Shopify
- Former CMO of Filament taking over all DTC business
- Focus on growing this channel and making brands more consumer focused
- Flagship store site for our key brands, each with its distinct essence and unique brand identity

Current

Platform	Sites
Magento Version 1.9	Chef'n
	Rabbit
Magento Version 2.3 Commerce Cloud	Pfaltzgraff
	Mikasa
	Fred & Friends
	SpideRefills
WordPress / WooCommerce	Built
	d.stil
	EatSmart
	Fitz & Floyd
	MAKO
	Lifetime Corporate
	Sterling
	Taylor
shopify	PlanetBox
	RBT

Future

Platform	Sites
shopify / shopifyplus	Built
	Chef'n
	Mikasa
	Fitz & Floyd
	Pfaltzgraff
	Rabbit /Houdini/ RBT
	Taylor
	PlanetBox
WordPress / WooCommerce	Lifetime Corporate
	Misc. Non Transactional Sites

LifetimeBrands

59

Case Study: PlanetBox Incubation of a challenger brand 89% of sales come from Planetbox.com 25% 3 year growth rate $88 Average order value 60

Food Service Rob Kay

Commercial Food Service Initiative Leveraging Lifetime’s consumer leadership to grow into adjacent markets • Entered market in 2019 with launch of Mikasa Hospitality • Focused on developing a complete front-of-house product line similar in scope and quality to the top existing names • Target 10% market share in N.A. and E.U. within 5 years 62

Food Service Market Overview $11.4B ~$5M U.S. Commercial Food Service Expected Commercial Food Market Service Revenue in 2020 $2B $1.3B Target Lifetime Addressable Mikasa Hospitality Addressable Commercial Food Service Market Tabletop Market 63

$2 Billion Food Service Addressable Market MARKET (%) FORECAST MARKET SIZE ($000) NOMINAL GROWTH RATE (%) Equipment 77 8,700 4.6 Smallwares 6 707 4.7 Tabletop 11 1,300 4.5 Furnishings 6 723 4.3 64

Commercial Product Launch Strategy

GOOD Towle Hospitality	BETTER Mikasa Hospitality	BEST Mikasa Hospitality
Flatware: 18/0	Flatware: 18/10 light gauge	Flatware: 18/10 heavy gauge
Private brand end-user dinnerware	Dinnerware: porcelain and melamine	Dinnerware, bone & durakasa
Commodity melamine (-300 gr)	National Account PL Flatware	Crystal stemware and barware
Commodity SAN drinkware	National Account PL Dinnerware	Metal barware
Commodity dinnerware	Glass Stemware and Barware	Melamine dinnerware
Commodity metal ware	Tabletop accessories	Tritan drinkware and outdoor
	Heatwave microwavable plastic	Serve
		Steak knives

LifetimeBrands

65

Future Category Additions Glassware Buffet and Hospitality Service Tabletop Accessories • Plate covers / cloches • Baskets, fry service, bread service • Beverage service – 5 gallon hydration • Dispensers • Induction heat and serve • Mixed material single service buffet • Buffet servers, tongs, ladles, etc. 66

Food Service U.S. Sales Coverage TERRITORY PARTNER TIMING Western Rep Group 3/1/19 Central No Coverage —Southern In House 4/1/19 North East Rep Group 5/1/19 Hotel/Casino Rep Group 5/1/19 67

Food Service Target Account Examples SEGMENT END USER DISTRIBUTOR Resort/Casino MGM Wasserstrom Hotel SLS Hotel Group Edward Don Fine Dining Morton’s / Landry’s Edward Don Casual Dining Cheesecake Factory Edward Don Fast Casual Zoe’s Kitchen Tri Mark Rental Party Rental, LTD Sold directly 68

Commercial Food Service Initiative Summary ~$5M Expected Commercial Food Service Revenue in 2020 10% Potential Market Penetration $2B Target Lifetime Addressable Commercial Food Service Market 69

International Matthew Canwell

Lifetime Brands International Footprint in 2018 UK 75% EMEA 20% APAC 3% South America 2% 71

Built Leading Portfolio Through Opportunistic M&A Transformed three underperforming brands to create competitive international player November 2011 January 2014 March 2014 72

International Transformation Overview ïƒ¼ Repositioned international business to thrive and compete in the new retail environment ïƒ¼ Consolidating 8 warehouses into 1 ïƒ¼ Rightsized workforce and sourcing ïƒ¼ Refreshed leadership team ïƒ¼ Realigned our product portfolio to enable the right to win in international markets ïƒ¼ Re-evaluated our international market approach

Purpose Built Distribution Center Planned and executed move from low bay, inefficient operation to a state-of-the art European hub New Warehouse The Hub, Birmingham NEW CENTRALIZED DISTRIBUTION CENTER

Rightsized Workforce and Sourcing

Restructured teams to increase efficiency and drive cost savings

- Consolidated sales into one team, allowing for cross-selling opportunities
- Consolidated finance into one team, increasing effectiveness and accountability

~$1.5M
Reduction in resource costs

- Integrated Hong Kong and Guangzhou sourcing teams with Lifetime's operations

~$1.3M
Reduction in resource costs

LifetimeBrands

75

Realigned Product Portfolio from European Centric… 76

…To an Internationally Desirable Portfolio 77

Case Study: Built’s International Growth 3.5 2018 (First 3 Nine Months) +203% 2019 (First 2.5 Nine Months) 2 +197% 1.5 1 0.5 0 $ Millions Europe Asia Total 78

The International Opportunity Opportunistic and tailored approach to international expansion • Presence in over 100 markets • Approach new Europe market entry with tailored country by U.S. country plan APAC • Total addressable market internationally of $81.6 billion A STRONG PLATFORM FOR FUTURE GROWTH 79

International Growth Initiatives EUROPE Introducing country managers, beginning with France and Germany ASIA Targeting Chinese market through E-commerce AUSTRALIA / NEW ZEALAND Expanding product offering in 2019, including introducing KitchenAid UK Expanding through E-commerce, drop-ship and direct-to consumer opportunities FOOD SERVICE Launching Mikasa Hospitality and Taylor Professional in 2020 80

Brexit Implications • Ongoing challenge for past 3 years • Uncertainty has caused a 10% decline in 2019 • Clarity on Brexit should allow for normalization of revenues • Prepared for potential outcomes, including ensuring ability to supply even in a hard Brexit

Adjusted Operating Income Growth Projected to achieve profitability in 2019 and grow to $4.0M in Adjusted Operating Income(2) by 2020 4.0M 0.8M (0.4)M 2018 (1) 2019E (1) 2020 Outlook (2) $ USD Millions (1) Adjusted Operating Income represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly comparable GAAP measures. (2) Adjusted Operating Income represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. 82 The Company is not providing a quantitative reconciliation with respect to this forward-looking non-GAAP measure in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, the impact of foreign exchange rates and interest rates, which are out of the Company’s control.

2022 Incremental Sales Targets Europe $20M Asia $10M UK $10M Total $40M 83

Sourcing and Operations Tim Simmone

Corporate Operations Shared services support each line of business Human Resources & Legal Marketing Direct to & Creative Consumer Services Sales • Forecasting Centralized Operations group allows streamlined overhead costs, while • Planning & Purchasing building “best in class” functions to • Sourcing support our divisions LINES OF Sales Operations • Transportation & Import BUSINESS • Quality Structure allows seamless integration • Customer Service of future acquisitions • Call Center Product Finance Development Information Technologies 85

Supply Network Demand Sourcing Purchasing Logistics Distribution Planning

Global Sourcing Current sourcing initiatives worldwide balance China tariff risk 1,500+ factories located in 28 countries across the globe New Global Sourcing VP appointed to explore sourcing opportunities outside China, primarily in Vietnam, India and Mexico 87

China Sourcing 200+ Lifetime China employees provide Tianjin sourcing services and support 11 Employees Shanghai 1,300+ 91 Employees Factories in China, directly aligned with Lifetime local office divisions Guangzhou 97 Employees Highly capable group performing diverse functions 88

Quality *Lifetime QM • Quality management application ensures consistent quality assurance and social compliance

Demand Planning & Purchasing Forecasting Details Forecasting is collaborative and aided by S&OP process Replenishment done through a standard SAP MRP process

Logistics Container Management 7,300 + containers shipped LTM (shown by destination) • LCL is limited to only a handful of containers a year Innovative “slip sheet” China Domestic Warehouse 17 • container loading program implemented to reduce handling labor at warehouses China Warehouse for export to International 68 • Negotiate directly with shipping lines for most customers competitive container costs LTBE 934 Order Tracking USA Warehouses 6,109 • Top 15 major suppliers are using SAP SNC to Point of Entry Shipment directly coordinate orders, shipments and invoices 196 USA • All other orders are tracked and entered by the Grand Total 7,324 logistics team in China or local offices 91

Distribution Channels of Distribution (TTM, US Only) 5,815 Customers 71% Wholesale Shipped for US Market 22% Import Direct 4% DTC 3% Wholesale Drop Ship 9,917 Customers Shipped Worldwide 92

Distribution Visual Pick Pack Piece picking directed work application drives path efficiency, allows easy training and captures productivity for improved labor management. 93

Focus on Operational Efficiency Fine-tuned practices for sourcing, demand planning, purchasing, logistics and distribution create competitive advantage in global supply network • Centralized Operation group minimizes overhead and provides “best practice”’ support to all lines of business • Global sourcing supported by capable, dedicated organization that leverages buying power for lower product costs • Industry leading Quality Management system through our proprietary Quality app • LTB Sales Portal for Sales, Marketing and Operations collaboration for better Customer fill rates and lower inventory • Efficient container management through consolidation and competitive container rates due to direct steamship contracts • Flexible distribution centers for efficient order processing of both wholesale and direct to consumer orders

Financial Platform to Drive Growth Larry Winoker

Summary of Recent Operating Results Three Months Ended Nine Months Ended September 30 September 30 2019 2018 2019 2018 Pro forma 2018 (2) ($ in millions, except per share amounts) Net sales $215.5 $209.4 $508.0 $476.3 $502.1 Income (loss) from operations before charges 17.0 15.1 3.0 (0.8) 2.8 Impairment of goodwill (9.7) (2.2) (9.7) (2.2) (2.2) Income tax (provision) benefit (15.1) (0.9) (6.8) 4.7 4.3 Net (loss) income $(13.5) $6.0 $(29.9) $(11.7) $(10.7) Diluted (loss) income per common share $(0.66) $ 0.29 $(1.46) $ (0.61) $(0.52) Adjusted diluted (loss) income per common share (1) $(0.13) $0.41 $ (0.55) $(0.30) Adjusted EBITDA (1) $25.8 $22.7 (1) Adjusted diluted (loss) income per common share and adjusted EBITDA represent non-GAAP financial measures. These non-GAAP financial measures are provided because the Company uses them in evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly comparable GAAP measures. (2) Pro forma 2018 includes Filament, acquired on March 2, 2018, as if it was acquired on January 1, 2018. 96

Company Generates Strong Cash Flow While Maintaining Low CapEx ($ in millions) Consistent Adjusted EBITDA(1) Low CapEx(3) Strong Free Cash Flow(4) Generation $69.6 $68.0 $65.5 $2.5 (2) $59.5 $57.6 $58.0 $8.5 (2) 1 $2.5 (2) $8.5 (2) $67.1 $68.0 $58.0 $57.0 $57.0 $49.1 $10.1 $10.0 $7.9 2018 PF LTM Sep 2019 2019 E 2018 PF LTM Sep 2019 2019 E 2018 PF LTM Sep 2019 2019 E (1) Adjusted EBITDA represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in Note: evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly 2018 PF – Pro forma 2018 includes Filament, acquired on March 2, 2018, as if it was comparable GAAP measure. acquired on January 1, 2018. (2) Unrealized synergy savings 2019 E – mid-range of outlook published on November 7, 2019 (3) Includes move to new distribution facility in U.S. for 2018 and U.K. in 2019. Maintenance CapEx is approximately $6-7 million (4) Free cash flow, a non-GAAP financial measure, is calculated as Adjusted EBITDA minus Capex 97

Attractive Credit Facility with Limited Financial Risk September 30, June 30, March 31, December 31, September 30, 2019 2019 2019 2018 2018 • Term Loan Agreement ($ in millions) has no negative financial maintenance Credit Facility due 2023 $91.2 $44.9 $26.5 $42.1 $ 87.2 covenants Senior Secured Term Loan due 2025 270.9 271.6 272.2 272.9 273.6 • Minimal required Term Loan amortization Less: Cash (4.8) (10.5) (6.1) (7.6) (5.8) ($2.75 million per year) Net Debt 357.3 306.0 292.6 307.4 355.0 LTM Adjusted EBITDA (1) $69.6 $68.8 $69.7 $65.5 $65.3 Leverage Ratio 5.1x 4.4x 4.2x 4.7x 5.4x (1) Adjusted EBITDA represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly comparable GAAP measure. 98

2019 Financial Outlook ($ in millions — except per share amounts) Outlook 2019 Proforma 2018(2) Net sales $745 to $750 $730.4 Income from operations $13.6 to $17.6 $22.7 Income from operations, excluding SKU rationalization and impairment of goodwill $31.8 to $35.8 $24.9 Net loss $(8.8) to $(5.8) ($0.3) Basic loss per common share $(0.43) to $(0.28) ($0.01) Adjusted net income (1) $9.6 to $12.6 —Adjusted diluted income per common share (1) $0.47 to $0.61 —Adjusted EBITDA (1) before unrealized synergy savings and limitation $66 to $70 $57.0 Adjusted EBITDA, before limitation (1) $66 to $70 $65.5 (1) Adjusted net income, adjusted diluted income per common share and adjusted EBITDA represent non-GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends. Management uses this non-GAAP information as an indicator of business performance. See appendix for a reconciliation to the most directly comparable GAAP measure. 99 (2) Pro forma 2018 includes Filament, acquired on March 2, 2018, as if it was acquired on January 1, 2018.

Impact of Tariffs and Mitigating Actions Actively monitoring the changing tariff environment and have strategies in place to mitigate the impact of tariffs on goods manufactured in China Lists 1-3 Impact List 4: Products affected yet to be determined • Experienced marginal reduction in shipment as higher • Objective of actions is to neutralize impact on gross profits prices have reduced demand; to date, this has not been significant • Strategies include achieving reductions to costs of goods, reducing costs to supply chain, reducing administrative • Believe we will continue to see some temporary negative costs and discretionary spending activity impact on margins until mitigating actions are fully realized • Pursuing price increases where appropriate • Applying for exemptions – already received exemptions for certain products • While the financial impact from tariffs is immediate upon implementation, there is a lag in realizing the financial benefits from mitigating actions Revenues continue to be consistent with our expectations 100

Capital Allocation Priorities 1 De-lever to Debt/EBITDA below 3x 2 Improve inventory turnover — STAR and NPD stage gate process 3 Sell non-core assets — SKU Rationalization 4 Disciplined M&A 5 Maintain current dividend rate 6 Opportunistic share repurchases 101

Path to $90+ Million in Adj. EBITDA(1) in Next 5 Years Low single digit growth in core Develop meaningful position in Key Drivers business the commercial food service market Expand sales in international Stable gross margin —markets normalization of tariff effects Own 30% of Grupo Vasconia, which Leverage distribution and is non-core and has a current trading administrative infrastructure value of $33 million (1) Adjusted EBITDA represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. The Company is not providing a quantitative reconciliation with respect to this forward-looking non-GAAP measure in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, the impact of U.S. tariffs, which are out of the Company’s control, and acquisition-related costs depend on the timing and amount of future acquisitions, which cannot be reasonably estimated. 102

Five Year Financial Objectives Sales Growth—Organic (CAGR) (2) 2% Key Assumptions Sales growth includes channel Sales Growth—with Food Service (CAGR) (2) 4% and geographic expansion Leverage of existing Adjusted EBITDA(1)(2) Margin 10% infrastructure Continuous improvement in Capital Expenditures $6 – 8 million operating efficiency $200 – 215 Normalization of tariff effects Cumulative Cash Flow million No change in foreign exchange rates or interest rates Adjusted EBITDA(1)(2) $90+ million (1) Adjusted EBITDA represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. (2) The Company is not providing a quantitative reconciliation with respect to these forward-looking non-GAAP measures in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, the impact of U.S. tariffs, which are out 103 of the Company’s control, and acquisition-related costs depend on the timing and amount of future acquisitions, which cannot be reasonably estimated.

Strong Financial Foundation for Growth Significant cash flows will enable continued delevering, investments in growth, and opportunistic M&A Steady Cash Improving Disciplined Capital Commitment to Flows Leverage Profile Allocation Shareholder Returns Strong Free Cash Flow Attractive, low-risk credit facility Low CapEx requirements Committed to maintaining dividend Proceeds from continued Use strong cash flows to pay Strategic and opportunistic Consider opportunistic share SKU rationalization and sale down debt M&A strategy repurchases of non-core assets Target <3x leverage ratio by Integration/restructuring costs Drive share price improvement Growth initiatives yielding 2022 mostly completed additional cash flows Maintain dividend rate 104

Conclusion Rob Kay

Lifetime Brands 2.0: A Transformational Opportunity Value Creation Drivers Value Realization Merged two industry leaders to create a powerhouse in Strong future cash flow from core business lines Increasing float and institutional shareholdings consumer durable products Supplement cash flow generation over next couple years through monetarization of stranded assets Expanding investor relations platform 2018 successfully focused on Portfolio optimization and focused business model will Focused on increasing shareholder integration of one unified yield strong results for core value through debt reduction, providing a cash flow return on assets business platform and Actively seeking opportunities to engage with consumers achievement of a leaner cost in new channels and new ways Growth initiatives yielding additional cash flows structure Actively looking to enter new adjacencies and categories to increase market share and improve margin and growth profile 2019 strategy focused on optimization Anticipate that LTB Europe restructure will meaningfully improve growth and profitability of this business entity Expect that International sales effort will bring growth from core in new geographies Believe that Food Service launch will bring growth and market diversification 106

Appendix

Summary of Recent Operating Results Three Months Ended Nine Months Ended September 30 September 30 2019 2018 2019 2018 Pro forma 2018(2) ($ in millions, except per share amounts) Net sales $215.5 $209.4 $508.0 $476.3 $502.1 Income (loss) from operations before charges 17.0 15.1 3.0 (0.8) 2.8 Restructuring expenses (0.3) (0.6) (1.1) (1.4) (1.4) Impairment of goodwill (9.7) (2.2) (9.7) (2.2) (2.2) Income (loss) from operations 6.9 12.3 (7.9) (4.3) (0.8) Interest expense and loss on early retirement of debt (5.2) (5.6) (14.8) (12.5) (14.6) Income (loss) before income taxes and equity in 1.8 6.7 (22.7) (16.8) (15.4) earnings Income tax (provision) benefit (15.1) (0.9) (6.8) 4.7 4.3 Equity in (losses) earnings, net of taxes (0.2) 0.2 (0.4) 0.4 0.4 Net (loss) income $(13.5) $6.0 $(29.9) $(11.7) $(10.7) Diluted (loss) income per common share $(0.66) $0.29 $(1.46) $(0.61) $(0.52) Adjusted diluted (loss) income per common share (1) $(0.13) $0.41 $(0.55) $(0.30) Adjusted EBITDA (1) $25.8 $22.7 (1) Adjusted diluted (loss) income per common share and adjusted EBITDA represent non-GAAP financial measures. These non-GAAP financial measures are provided because the Company uses them in evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly comparable GAAP measures. 108 (2) Pro forma 2018 includes Filament, acquired on March 2, 2018, as if it was acquired on January 1, 2018.

Adjusted Net Income — U.S. GAAP Reconciliation Adjusted net income (loss) and adjusted diluted (loss) income per common share (in thousands, except per share amounts): Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 Net (loss) income as reported $(13,519) $5,948 $ (29,899) $(11,707) Adjustments: Acquisition related expenses — 43 151 1,243 Restructuring expenses 338 552 1,119 1,353 Integration charges 235 103 1,104 248 Warehouse relocation 881 55 1,096 2,607 Loss on early retirement of debt — — — 66 Other permitted non-cash charges — 307 — 1,510 Unrealized gain on foreign currency contracts — (190) — (1,909) Impairment of goodwill 9,748 2,205 9,748 2,205 Deferred tax for foreign currency translation for Grupo Vasconia — (581) — (275) SKU Rationalization — — 8,500 —Income tax effect on adjustments (422) 9 (3,027) (1,080) Adjusted net (loss) income $(2,739) $8,451 $(11,208) $(5,739) Adjusted diluted (loss) income per common share $(0.13) $0.41 $(0.55) $(0.30) 109

Adjusted Net Income — US GAAP Reconciliation 2019 Outlook (In millions — except per share data) Net loss outlook $(8.8) to $(5.8) Adjustments: Acquisition related expenses 0.2 Restructuring, warehouse relocation and integration expenses 4.4 SKU Rationalization 8.5 Goodwill Impairment 9.7 Income tax effect on adjustments (4.4) Adjusted net income outlook $9.6 to $12.6 Adjusted diluted income per common share outlook $0.47 to $0.61

Adjusted EBITDA — US GAAP Reconciliation 2019 Outlook (In millions) Net loss outlook $(8.8) to $(5.8) Add back: Income tax expense 2 to 3 Interest expense 20 Depreciation and amortization 24.6 Stock compensation expense 5.0 Acquisition related expenses 0.2 Goodwill Impairment 9.7 Undistributed equity earnings 0.4 Restructuring, warehouse relocation and integration expenses 4.4 SKU Rationalization 8.5 Adjusted EBITDA outlook, before limitation $66 to $70 111

Adjusted EBITDA — U.S. GAAP Reconciliation LTM September 2019

	Three Months Ended				Twelve Months Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	September 30, 2019
			(in thousands)		
Net income (loss) as reported	$9,987	$(4,867)	$(11,513)	$11,175	$4,782
Undistributed equity (earnings) losses, net	(128)	116	69	210	267
Income tax provision (benefit)	7,558	(2,458)	(5,795)	121	(574)
Interest expense	5,591	4,922	4,694	5,172	20,379
Depreciation and amortization	6,522	6,359	6,290	6,122	25,293
Impairment of goodwill	—	—	—	—	—
Stock compensation expense	1,108	907	1,193	1,505	4,713
Contingent consideration fair value adjustment	(1,774)	—	—	—	(1,774)
Unrealized gain on foreign currency contracts	(33)	—	—	—	(33)
Other permitted non-cash charges	—	—	—	—	—
SKU Rationalization	—	—	8,500	—	8,500
Acquisition related expenses	523	151	—	—	674
Restructuring expenses	971	608	173	337	2,089
Integration charges	433	174	695	235	1,537
Warehouse relocation	118	215	—	881	1,214
Projected synergies	—	—	—	—	2,523
Adjusted EBITDA, before limitation	$ 30,876	$6,127	$4,306	$25,758	$69,590
Permitted non-recurring charge limitation					(8,471)
Adjusted EBITDA					$61,119

LifetimeBrands

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company's debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest, depreciation and amortization, stock compensation expense, and SKU rationalization expenses.

112

Adjusted EBITDA — U.S. GAAP Reconciliation LTM June 2019

	Three Months Ended				Twelve Months Ended
	September 31, 2018	December 31, 2018	March 31, 2019	June 30, 2019	June 30, 2019
			(in thousands)		
Net income (loss) as reported	$5,978	$9,987	$(4,867)	$(11,513)	$(445)
Undistributed equity (earnings) losses, net	(185)	(128)	116	69	(128)
Income tax provision (benefit)	906	7,558	(2,458)	(5,795)	211
Interest expense	5,634	5,591	4,922	4,694	20,841
Depreciation and amortization	6,076	6,522	6,359	6,290	25,247
Impairment of goodwill	2,205	—	—	—	2,205
Stock compensation expense	1,268	1,108	907	1,193	4,476
Contingent consideration fair value adjustment	—	(1,774)	—	—	(1,774)
Unrealized gain on foreign currency contracts	(190)	(33)	—	—	(223)
Other permitted non-cash charges	307	—	—	—	307
SKU Rationalization		—	—	8,500	8,500
Acquisition related expenses	43	523	151	—	717
Restructuring expenses	552	971	608	173	2,304
Integration charges	103	433	174	695	1,405
Warehouse relocation	55	118	215	—	388
Projected synergies	—	—	—	—	4,763
Adjusted EBITDA, before limitation	$22,722	$30,876	$6,127	$4,306	$68,794
Permitted non-recurring charge limitation					(8,008)
Adjusted EBITDA					$60,786

LifetimeBrands

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company's debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest, depreciation and amortization, stock compensation expense, and SKU rationalization expenses

113

Adjusted EBITDA — U.S. GAAP Reconciliation LTM March 2019 Three Months Ended Twelve Months Ended June 30, 2018 September 30, 2018 December 31, 2018 March 31, 2019 March 31, 2019 (in thousands) Net income (loss) as reported $(6,057) $5,948 $9,987 $(4,867) $5,011 Subtract out: Undistributed equity (earnings) losses, net (155) (185) (128) 116 (352) Add back: Income tax provision (benefit) (1,765) 906 7,558 (2,458) 4,241 Interest expense 4,676 5,634 5,591 4,922 20,823 Depreciation and amortization 6,422 6,076 6,522 6,359 25,379 Impairment of goodwill — 2,205 — — 2,205 Stock compensation expense 921 1,268 1,108 907 4,204 Contingent consideration fair value adjustment — — (1,774) — (1,774) Unrealized gain on foreign currency contracts (2,112) (190) (33) — (2,335) Other permitted non-cash charges 916 307 — — 1,223 Acquisition related expenses 391 43 523 151 1,108 Restructuring expenses 395 552 971 608 2,526 Integration charges 110 103 433 174 820 Warehouse relocation 168 55 118 215 556 Projected synergies — — — — 6,063 Adjusted EBITDA $3,910 $22,722 $30,876 $6,127 $69,698 Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest expense, depreciation and amortization, impairment of goodwill, stock compensation expense, unrealized gain on foreign currency contracts and certain non-cash charges such as fair value adjustment on contingent consideration and purchase accounting adjustment to step-up the fair value of acquired inventory. Pursuant to the Company’s Debt Agreements, adjusted 114 EBITDA also includes adjustments, for the acquisition of Filament, restructuring expenses, integration charges, warehouse relocation expenses and cost saving synergies projected by the Company as a result of actions taken through March 31, 2019 or expected to be taken as of March 31, 2019, net of the benefits realized.

Adjusted EBITDA — U.S. GAAP Reconciliation LTM December 2018

	Three Months Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
	(in thousands)				
Net (loss) income as reported	$(11,598)	(6,057)	$5,948	$ 9,987	$ (1,720)
Subtract out:					
Undistributed equity (earnings) losses, net	(77)	(155)	(185)	(128)	(545)
Add back:					
Income tax provision (benefit)	(3,810)	(1,765)	906	7,558	2,889
Interest expense	2,103	4,676	5,634	5,591	18,004
Loss on early retirement of debt	66	—	—	—	66
Depreciation and amortization	4,309	6,422	6,076	6,522	23,329
Impairment of goodwill	—	—	2,205	—	2,205
Stock compensation expense	838	921	1,268	1,108	4,135
Contingent consideration fair value adjustment	—	—	—	(1,774)	(1,774)
Unrealized loss (gain) on foreign currency contracts	393	(2,112)	(190)	(33)	(1,942)
Other permitted non-cash charges	287	916	307	—	1,510
Acquisition related expenses	809	391	43	523	1,766
Restructuring expenses	406	395	552	971	2,324
Integration charges	35	110	103	433	681
Warehouse relocation	2,384	168	55	118	2,725
Pro forma Filament adjustment	3,326	—	—	—	3,326
Projected synergies	—	—	—	—	8,546
Adjusted EBITDA, before limitation	$ (529)	$3,910	$22,722	$30,876	$65,525
Permitted non-recurring charge limitation					(605)
Adjusted EBITDA					**$ 64,920**

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company's debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income tax provision (benefit), interest, losses on early retirement of debt, depreciation and amortization, impairment of goodwill, stock compensation expense, unrealized (gain) loss on foreign currency contracts, permitted non-recurring charges such as warehouse relocation costs, transition expenses and restructuring expenses, and a non-cash charges such as a fair value adjustment on contingent consideration and purchase accounting adjustment to step-up the fair value of acquired inventory. Adjusted EBITDA includes pro forma adjustments, permitted under the debt agreements, for the acquisition of Filament and projected cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies projected by the Company as a result of actions taken through December 31, 2018 or expected to be taken as of December 31, 2018, net of the benefits realized.

LifetimeBrands

115

Adjusted EBITDA — U.S. GAAP Reconciliation LTM September 2018

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	Twelve months ended September 30, 2018
			(in thousands)		
Net income (loss) as reported	$5,948	$(6,057)	$(11,598)	$1,251	$(10,456)
Subtract out:					
Undistributed equity in (earnings) losses, net	(185)	(155)	(77)	265	(152)
Add back:					
Income tax provision (benefit)	906	(1,765)	(3,810)	8,169	3,500
Interest expense	5,634	4,676	2,103	1,177	13,590
Loss on early retirement of debt	—	—	66	—	66
Depreciation and amortization	6,076	6,422	4,309	3,468	20,275
Stock compensation expense	1,268	921	838	908	3,935
Impairment of goodwill	2,205	—	—	—	2,205
Unrealized (gain) loss on foreign currency contracts	(190)	(2,112)	393	169	(1,740)
Other permitted non-cash charges	307	916	287	—	1,510
Permitted acquisition related expenses	43	391	809	2,424	3,667
Permitted non-recurring charges	710	673	2,825	1,331	5,539
Pro forma Filament adjustment	—	—	3,326	10,605	13,931
Twelve Months ended September 30, 2018, Pro forma projected synergies	—	—	—	—	9,423
Adjusted EBITDA, before limitations	$22,722	$3,910	$ (529)	$29,767	$65,293
Permitted non-recurring charge limitations					(508)
Adjusted EBITDA					**$ 64,785**

LifetimeBrands

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company's debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, impairment of goodwill, stock compensation expense, unrealized (gain) loss on foreign currency contracts, permitted non-recurring charges such as severance expense, warehouse relocation costs, transition expenses and restructuring expenses, and a non-cash purchase accounting adjustment to step-up the fair value of acquired inventory. Adjusted EBITDA includes pro forma adjustments, permitted under the debt agreements, for the acquisition of Filament and projected cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies projected by the Company as a result of actions taken through September 30, 2018 or expected to be taken as of September 30, 2018, net of the benefits realized.

116

International Adjusted Income from Operations — U.S. GAAP Reconciliation 2018 Full Year and 2019 Outlook Year Ended December 31, 2019 Outlook 2018 (in millions) U.S. GAAP Income From Operations $(5.40) $(15.5) Add back: Restructuring expenses and integration charges 0.20 2.20 Impairment of goodwill 2.20 9.80 Depreciation and amortization 4.50 4.30 Unrealized loss (gain) on foreign currency contracts (1.90) —Adjusted Income from Operations $(0.40) $0.80 117